Filed Pursuant to Rule 424(b)(5)
Registration No. 333-294799

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 9, 2026)

Up to $100,000,000

Common Stock

We entered into a sales agreement dated April 13, 2026 (the “Sales Agreement”) with Craft Capital Management LLC (the “Sales Agent”), relating to the issuance and sale of shares of our common stock, $0.001 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100,000,000 from time to time through or to the Sales Agent, acting as our sales agent.

Our common stock, par value $0.001 per share (“common stock”), is listed on The Nasdaq Capital Market under the symbol “SOWG.” On April 9, 2026, we had 300,801,347 shares outstanding (of which 215,240,728 were held by non-affiliates) and the last reported sale price of our common stock on The Nasdaq Capital Market was $0.38 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of shares of common stock but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Sales Agent for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to up to 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-12 regarding the compensation to be paid to the Sales Agent.

We are a “smaller reporting company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-4 of this prospectus supplement, page 7 of the accompanying prospectus and the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Craft Capital Management LLC

The date of this prospectus supplement is April 13, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings. Under this prospectus supplement, we may from time to time sell shares of our common stock having an aggregate offering price of up to $100,000,000, at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus supplement describes the specific terms of the common stock we are offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Sales Agent has not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Sales Agent take any responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. Our business, financial conditions, liquidity, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus that we have authorized for use in connection with this offering, including the documents incorporated by reference herein or therein, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We and the Sales Agent are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When we refer to “Sow Good,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Sow Good Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our common stock, you should carefully read and consider the more detailed information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the risk factors included or incorporated by reference herein and therein. You also should carefully read the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, other information and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Overview

Sow Good Inc. (“Sow Good” or the “Company”) is a U.S.-based consumer packaged goods company that pioneered the freeze dried candy category. Since commencing commercial sales in the first quarter of 2023, Sow Good developed and scaled a proprietary freeze drying manufacturing operation dedicated to transforming traditional candy and snacks into novel, intensely flavorful treats it markets under the “hyper dried, hyper crunchy, hyper flavorful” brand positioning.

Recent Strategic Transactions

On December 30, 2025, the Company sold substantially all of its manufacturing assets, including six proprietary freeze drying machines and other property and equipment with an aggregate net book value of approximately $10,793,563, to Trea Grove, LLC, (“Trea Grove”), a related party, for total consideration of $1.5 million. Concurrently, the Company entered into an exclusive Distribution Agreement with Trea Grove, pursuant to which Trea Grove serves as the exclusive worldwide distributor of Sow Good’s remaining finished goods inventory, with the Company receiving 10% of gross receipts from customer sales. The Distribution Agreement has a term through July 31, 2026.

As a result of these transactions, the Company no longer operates manufacturing facilities and has transitioned to a capital-light model for the duration of the Distribution Agreement. The Company’s board and management are evaluating strategic alternatives for the business going forward.

Additionally, on December 31, 2025, the Company entered into a Securities Purchase Agreement for the private placement of two tranches of convertible preferred stock (the “Private Placement”). The Company completed the sale of the first tranche by issuing 1,500,000 Series AA Convertible Non-Redeemable Preferred Stock, par value $0.001 per share, of the Company (the “Series AA Preferred Stock”) with proceeds to the Company of $3,000,000, which were used to pay down debt, reduce headcount, and for operational purposes. The Company completed the sale of the second tranche by issuing 1,500,000 Series AAA Convertible Redeemable Preferred Stock, par value $0.001 per share, of the Company (the “Series AAA Preferred Stock”) for additional proceeds of $3,000,000 on March 31, 2026. The terms of the Series AAA Preferred Stock are substantially similar to the terms of the Series AA Preferred Stock, except that the Series AAA Preferred Stock are redeemable at a price of $200 per share, and each share of Series AA Preferred Stock is initially convertible into 14 shares of common stock where each share of Series AAA Preferred Stock is initially convertible into 250 shares of common stock (subject to adjustment as provided in the Series AAA certificate of designations).

Products

Sow Good sells freeze-dried candy and snack products through a distributor. The freeze drying process removes up to 99% of moisture from products in their frozen state through the application of low heat in a near-vacuum environment, concentrating flavor and producing a uniquely crunchy texture with a long shelf life and natural preservation characteristics.

Corporate Information

The registrant was initially incorporated in Delaware in April 2010 and became a publicly traded company when its shares began trading on July 1, 2010. Prior to April 2, 2012, the Company name was Ante5, Inc., which became an independent company in April 2010. From October 2010 through August 2019, the Company was engaged in the business of acquiring oil and gas leases and participated in the drilling of wells under the name Black Ridge Oil & Gas, Inc. In December 2012, the Company reincorporated in Nevada. Effective January 21, 2021, the Company changed its name from Black Ridge Oil & Gas, Inc. to Sow Good Inc. to pursue the freeze dried fruits and vegetables business as acquired with its October 1, 2020 acquisition of S-FDF, LLC. On May 5, 2021, the Company announced the launch of its freeze dried consumer packaged goods food brand, Sow Good. Effective February 15, 2024, the Company reincorporated to the State of Delaware from the State of Nevada pursuant to a plan of conversion. Our principal executive offices are located at 1440 N Union Bower Rd, Irving, TX 75061 and our telephone number is (214) 623-6055. Our web site address is www.thisissowgood.com.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of Class A Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, and (ii) our annual revenue exceeds $100 million during such completed fiscal year and the market value of the shares of Class A Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100,000,000.

Common stock to be outstanding immediately after this offering	Up to 563,959,242 shares, assuming sales of 263,157,895 shares of our common stock in this offering at an assumed offering price of $0.38 per share, which was the last reported sale price of our shares of common stock on Nasdaq on April 9, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At the market offering” that may be made from time to time through or to the Sales Agent. See “Plan of Distribution.”

Use of Proceeds	We currently intend to use the net proceeds of this offering primarily for working capital, capital expenditures and general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors	Investing in our common stock involves significant risks. See the disclosure under the heading “Risk Factors” on page S-4 in this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement.

The Nasdaq Capital Market symbol	Our common stock is currently traded on Nasdaq under the symbol “SOWG.”

The number of shares of common stock to be outstanding is based on 300,801,347 shares of common stock outstanding as of April 9, 2026, and excludes:

●	1,333 shares of our common stock issuable upon the exercise of options outstanding under the 2016 Non-Qualified Stock Option Plan (the “2016 Plan”) as of December 31, 2025;

●	1,523,647 shares of our common stock issuable upon the exercise of options outstanding under the 2020 Stock Incentive Plan (the “2020 Plan”) as of December 31, 2025;

●	1,523,647 shares of our common stock issuable upon the exercise of options outstanding under the 2024 Stock Incentive Plan (the “2024 Plan”) as of December 31, 2025;

●	3,521,114 shares of common stock issuable upon the conversion of our outstanding convertible notes; and

●	9,959,789 shares of common stock reserved for future issuance under our 2024 Plan, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the 2024 Plan.

Except as otherwise indicated, all information in this prospectus supplement and the accompanying prospectus assumes no exercise of the outstanding options or warrants referred to above, no vesting and settlement of the outstanding restricted stock units referred to above, and no sales pursuant to the Sales Agreement other than this offering.

RISK FACTORS

Investment in the shares of common stock offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below, as well as the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes, as may be updated by our subsequent filings under the Exchange Act, and in any free writing prospectus that we have authorized for use in connection with this offering before acquiring shares of our common stock. The occurrence of any of these risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects, which may cause the trading price of our common stock to decline and you could lose all or part of your investment.

Additional Risks Relating to our Business

We have recently undergone a significant transition in our executive leadership and Board of Directors, which may adversely affect our business and operations.

On March 31, 2026, David Lazar resigned as our Chief Executive Officer and Donna Guy informed our Board that she would be resigning as our Chief Financial Officer. Upon these resignations, our Board appointed Yisroel Goldberg as our Chief Executive Officer and Chief Financial Officer.

On the same date, our Board accepted the resignations of Claudia Goldfarb, Ira Goldfarb, Edward Shensky, Lyle Berman and Jeff Rubin from our Board. The Board elected Yisroel Goldberg, Binyomin Posen, Joseph Labkowski and Jack Wortzman to serve on the Board effective upon those resignations.

This simultaneous transition of our executive officers and Board of Directors represents a significant change that may adversely affect our company as a result of concentration of executive authority in a single individual, impairment of our ability to maintain effective disclosure controls and procedures, failure to execute our business strategy and ability to retain institutional knowledge critical to our operations. There can be no assurance that our new management team and Board will successfully manage these responsibilities, and any failure to do so could have a material adverse effect on our business, financial condition, results of operations and the market price of our common stock.

We are conducting this at-the-market offering shortly following this management and board transition. Purchasers of our common stock in this offering will be relying on the judgment and leadership of an executive team and Board that have limited experience in their current roles with our company and limited familiarity with our business and industry.

There can be no assurance that our new management team and Board of Directors will be able to successfully manage our operations, maintain effective internal controls and disclosure procedures, and oversee our business strategy. Any failure to do so could have a material adverse effect on our business, financial condition, results of operations and the market price of our common stock.

Additional Risks Relating to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

If you purchase shares of our common stock sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 263,157,895 shares of our common stock are sold at an assumed offering price of $0.38 per share, the last reported sale price of our common stock on Nasdaq on April 9, 2026, for aggregate gross proceeds of approximately $100,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.21 per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent that any options or warrants are exercised, any restricted stock units vest and are settled, any new equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with strategic and other transactions), there will be further dilution to new investors.

You may experience dilution if we issue additional equity securities in future fundraising transactions.

To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future resales of our common stock could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities. A substantial number of shares of common stock are being offered by this prospectus supplement, and we cannot predict if and when shares sold in this offering, if any, will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of common stock would have on the market price of shares of our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The common stock offered hereby will be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

If we fail to comply with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on Nasdaq. We must satisfy Nasdaq’s continued listing requirements. A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our common shares on Nasdaq. For example, on May 14, 2025, we received a letter from the Staff indicating that, based upon the closing bid price of our common stock for the 30 consecutive business days, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to the Minimum Bid Price Rule. The letter also indicated that we will be provided with a compliance period of 180 calendar days, or until November 10, 2025, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). On November 11, 2025, Nasdaq subsequently issued a letter providing us with an additional 180 day compliance period, or until May 11, 2026 to regain compliance.

In order to regain compliance with the Minimum Bid Price Rule, our common stock must maintain a minimum closing bid price of $1.00 for at least ten consecutive business days during the Minimum Bid Price Compliance Period. However, if it appears to Nasdaq that we will be unable to cure the deficiency, Nasdaq will provide notice that our common stock will be subject to delisting. There can be no assurance that the Nasdaq staff would grant our request for continued listing subsequent to any delisting notification. In the event of such a notification, we may appeal the Staff’s determination to delist its securities.

Further, on April 7, 2026, we received written notice from the Listing Qualifications Department of Nasdaq stating that, based upon the stockholders’ equity reported in our Form 10-K for the period ended December 31, 2025, we were no longer in compliance with Nasdaq Listing Rule 5550(b)(1), which requires a company to maintain a minimum of $2,500,000 in stockholders’ equity. In accordance with the Nasdaq Listing Rules, the Company has 45 calendar days, or until May 22, 2026, to submit a plan to regain compliance. If the Company’s plan is accepted, Nasdaq may grant the Company an extension of up to 180 calendar days from the date of the Notice, or until October 4, 2026, to evidence compliance. If the Company’s plan to regain compliance with the minimum stockholders’ equity standard is not accepted or if it is accepted but the Company does not regain compliance by the end of the extension granted by Nasdaq, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq staff could provide notice that the Company’s common shares will become subject to delisting. In such event, Nasdaq rules permit the Company to request a hearing to appeal to a Nasdaq hearings panel, which would stay any further delisting actions through the hearings process. Accordingly, there can be no guarantee that the Company will be able to maintain its Nasdaq listing.

There is no assurance that we will regain compliance with, or maintain compliance with the minimum listing requirements with all applicable requirements for continued listing on Nasdaq. If our common stock were delisted from Nasdaq, trading of our common stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB or the Pink Market maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on an over-the-counter market, and many investors would likely not buy or sell our common stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our common stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor of penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our common stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the documents that we incorporate by reference and any free writing prospectuses include forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties concerning our business, products and financial results. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

●	our new management and Board of Directors’ ability to execute our business strategy, maintain effective internal controls, and manage our operations;

●	our ability to provide shareholder value through strategic alternatives, including potential partnerships, acquisitions and corporate transactions;

●	our ability to obtain the benefits of our recent private placement and strategic asset sale;

●	the continued market for freeze-dried candy;

●	our ability to compete successfully in the highly competitive industry in which we operate;

●	our ability to maintain and enhance our brand;

●	our ability to successfully implement our growth strategies related to launching new products;

●	our ability to successfully enter new markets internationally;

●	the effectiveness and efficiency of our marketing programs;

●	our ability to manage current operations and to manage future growth effectively;

●	our future operating performance;

●	our ability to attract new customers or retain existing customers;

●	our ability to protect and maintain our intellectual property;

●	the government regulations to which we are subject;

●	our ability to maintain adequate liquidity to meet our financial obligations;

●	failure to obtain sufficient sales and distributions for our freeze dried product offerings;

●	the potential for supply chain disruption and delay;

●	the potential for transportation, labor, and raw material cost increases; and

●	other risks and uncertainties set forth under “Risk Factors.”

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We currently intend to use any net proceeds from the sale of common stock under this prospectus supplement primarily for working capital, capital expenditures and other general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in high-quality, short-term, interest-bearing obligations, investment-grade instruments or certificates of deposit.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is equal to our total assets, less our total liabilities and intangible assets, divided by the total number of shares outstanding as of December 31, 2025. Our historical net tangible book value of our common stock as of December 31, 2025 was $(2.3) million, or $(0.19) per share of common stock based upon 12,223,599 shares outstanding. After giving effect to the following actions that occurred subsequent to December 31, 2025: (i) the issuance of 1,500,000 shares of our Series AAA Convertible Redeemable Preferred Stock sold at $2.00 per share in a private placement on March 31, 2026; (ii) the issuance of 5,740,000 shares of common stock upon the conversion of 410,000 shares of our Series AA Convertible Non-Redeemable Preferred Stock; (iii) the issuance of 280,652,250 shares of common stock upon the conversion of 1,122,609 shares of our Series AAA Convertible Redeemable Preferred Stock; (iv) the issuance of 1,080,628 shares of our common stock under our 2024 Plan to certain directors and advisors for services rendered, our as pro forma net tangible book value before this offering would have been approximately $.7 million, or $0.01 per share of common stock.

After giving effect to the sale of our common stock in the aggregate amount of $100.0 million at an assumed offering price of $0.38 per share, the last reported sale price of our common stock on Nasdaq on April 9, 2026, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been $97,950,000 million, or $0.17 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.17 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $0.21 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The pro forma as-adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$0.38
Pro forma net tangible book value per share	(0.19)
Increase in net tangible book value per share attributable to the offering	0.01
Pro forma as adjusted net tangible book value per share, after this offering		$0.17
Dilution per share to investors purchasing shares in this offering		$0.21

An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.38 per share shown in the table above, assuming that all of our common stock in the aggregate amount of $100.0 million during the term of the Sales Agreement with the Sales Agent is sold at that price, would increase our as pro forma adjusted net tangible book value per share to $0.21 and would increase the dilution in pro forma net tangible book value per share to new investors in this offering to $0.42, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.38 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100.0 million during the term of the Sales Agreement with the Sales Agent is sold at that price, would decrease our as adjusted net tangible book value per share to $0.09 and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.04, after deducting commissions and estimated offering expenses payable by us.

The number of shares of common stock to be outstanding is based on 300,801,347 shares of common stock outstanding as of April 9, 2026, and excludes:

●	1,333 shares of our common stock issuable upon the exercise of options outstanding under the 2016 Plan as of December 31, 2025;

●	1,523,647 shares of our common stock issuable upon the exercise of options outstanding under the 2020 Plan as of December 31, 2025;

●	1,523,647 shares of our common stock issuable upon the exercise of options outstanding under the 2024 Plan as of December 31, 2025;

●	3,521,114 shares of common stock issuable upon the conversion of our outstanding convertible notes; and

●	9,959,789 shares of common stock reserved for future issuance under our 2024 Plan, which is now effective, as well as any automatic increases in the number of shares of common stock reserved for future issuance under the 2024 Plan.

Except as otherwise indicated, all information in this prospectus supplement and the accompanying prospectus assumes no exercise of the outstanding options or warrants referred to above, no vesting and settlement of the outstanding restricted stock units referred to above, and no sales pursuant to the Sales Agreement other than this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, you will experience further dilution.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Sales Agent relating to the sale of shares of our common stock offered by this prospectus supplement. Under this prospectus supplement, in accordance with the terms of the Sales Agreement, we may sell shares of our common stock for an aggregate offering price of up to $100,000,000 from time to time through or to the Sales Agent, acting as sales agent, subject to certain limitations, including the number or dollar amount of shares registered under the registration statement to which the offering relates. The sales, if any, of shares made under the Sales Agreement will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.

Each time we wish to issue and sell common stock under the Sales Agreement, we will notify the Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Sales Agent, unless it declines to accept the terms of the notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell our common stock is subject to a number of conditions that we must meet.

We will pay the Sales Agent an aggregate commission equal to up to 3.0% of the gross proceeds from the sale of common stock offered hereby. In addition, we have agreed to reimburse certain expenses of the Sales Agent in an amount not to exceed $70,000 in connection with the establishment of this “at the market offering.” In accordance with Financial Industry Regulatory Authority, Inc. Rule 5110, these fees and reimbursed expenses are deemed sales compensation in connection with this offering. We estimate that the total expenses for the offering, excluding compensation payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $250,000.

Settlement for sales of common stock will generally occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of shares of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to reimburse the Sales Agent for certain other specified expenses.

The offering of our common stock pursuant to this prospectus supplement will terminate upon the earlier of (i) the sale of all of our common stock provided for in this prospectus supplement or (ii) termination of the Sales Agreement as provided therein.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SOWG.” The transfer agent for our common stock is Empire Stock Transfer, Inc.

The Sales Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

White & Case, LLP, New York, New York, will pass upon the validity of the shares of common stock offered hereby. Sichenzia Ross Ference Carmel LLP, is counsel to the Sales Agent in connection with this offering.

EXPERTS

The audited financial statements of Sow Good Inc. as of December 31, 2025 and 2024 appearing in this prospectus and registration statement have been audited by Urish Popeck & Co., LLC, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.thisissowgood.com. The information on our website, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.

This prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026.

●	Our Current Reports on Form 8-K filed with the SEC on January 5, 2026, January 7, 2026, February 19, 2026, March 31, 2026 and April 13, 2026.

●	The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025 and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus supplement, prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:

Sow Good Inc.

1440 N Union Bower Rd

Irving, TX 75061

(214) 623-6055

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS

Sow Good Inc.

$1,000,000,000
of
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Offered, from time to time, by Sow Good Inc.
And
Up to 109,009,250 Shares of Common Stock
Offered by the Selling Stockholders

We may offer and sell up to $1,000,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities. This prospectus also relates to the resale by the selling stockholders named in this prospectus from time to time of up to 109,009,250 shares (the “shares”) of our common stock, par value $0.001 per share (the “common stock”). These are shares of common stock outstanding on the date hereof held by the selling stockholders.

We shall bear all of the expenses incurred in connection with the registration of the shares of common stock offered by the selling stockholders. We will not receive any of the proceeds from the sale of common stock offered by the selling stockholders pursuant to this prospectus. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of these shares of our common stock. Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders identified in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may offer the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares may be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 35 of this prospectus.

Each time we offer and sell securities, we may provide a supplement to this prospectus that contains specific information about the offering as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN OR THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock, par value $0.001 per share (“common stock”), is listed on The Nasdaq Capital Market under the symbol “SOWG.” On March 31, 2026, we had 300,801,347 shares outstanding (of which 215,240,728 were held by non-affiliates). On March 30, 2026 the last reported sale price of our common stock on The Nasdaq Capital Market was $0.41 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2026.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we and the selling stockholders may sell securities from time to time and in one or more offerings in the amounts and types as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are obtained by us or based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Sow Good,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Sow Good Inc., a Delaware corporation, and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities. When we refer to “common stock,” we mean our common stock, par value $0.001 per share.

Sow Good logo is one of our trademarks used in this prospectus and the documents incorporated herein by reference. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties concerning our business, products and financial results. All statements other than statements of historical facts contained in this prospectus, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

●	our ability to provide shareholder value through strategic alternatives, including potential partnerships, acquisitions and corporate transactions;

●	our ability to obtain the benefits of our recent private placement and strategic asset sale;

●	the continued market for freeze-dried candy;

●	our ability to compete successfully in the highly competitive industry in which we operate;

●	our ability to maintain and enhance our brand;

●	our ability to successfully implement our growth strategies related to launching new products;

●	our ability to successfully enter new markets internationally;

●	the effectiveness and efficiency of our marketing programs;

●	our ability to manage current operations and to manage future growth effectively;

●	our future operating performance;

●	our ability to attract new customers or retain existing customers;

●	our ability to protect and maintain our intellectual property;

●	the government regulations to which we are subject;

●	our ability to maintain adequate liquidity to meet our financial obligations;

●	failure to obtain sufficient sales and distributions for our freeze dried product offerings;

●	the potential for supply chain disruption and delay;

●	the potential for transportation, labor, and raw material cost increases; and

●	other risks and uncertainties set forth under “Risk Factors.”

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.thisissowgood.com. The information on our website, however, is not, and should not be deemed to be, a part of, or incorporated by reference into, this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026.

●	Our Current Reports on Form 8-K filed with the SEC on January 5, 2026, January 7, 2026, February 19, 2026 and March 31, 2026.

●	The description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025 and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Sow Good Inc.
1440 N Union Bower Rd
Irving, TX 75061

(214) 623-6055

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

Sow Good Inc. (“Sow Good” or “Company”) is a U.S.-based consumer packaged goods company that pioneered the freeze dried candy category. Since commencing commercial sales in the first quarter of 2023, Sow Good developed and scaled a proprietary freeze drying manufacturing operation dedicated to transforming traditional candy and snacks into novel, intensely flavorful treats it markets under the “hyper dried, hyper crunchy, hyper flavorful” brand positioning.

Recent Strategic Transactions

On December 30, 2025, the Company sold substantially all of its manufacturing assets, including six proprietary freeze drying machines and other property and equipment with an aggregate net book value of approximately $10,793,563, to Trea Grove, LLC (“Trea Grove”), a related party, for total consideration of $1.5 million. Concurrently, the Company entered into an exclusive Distribution Agreement with Trea Grove (the “Distribution Agreement”), pursuant to which Trea Grove serves as the exclusive worldwide distributor of Sow Good’s remaining finished goods inventory, with the Company receiving 10% of gross receipts from customer sales. The Distribution Agreement has a term through July 31, 2026.

As a result of these transactions, the Company no longer operates manufacturing facilities and has transitioned to a capital-light model for the duration of the Distribution Agreement. The Company’s board and management are evaluating strategic alternatives for the business going forward.

Additionally, on December 31, 2025, the Company entered into a Securities Purchase Agreement for the private placement of two tranches of convertible preferred stock (the “Private Placement”). The Company completed the sale of the first tranche by issuing 1,500,000 Series AA Convertible Non-Redeemable Preferred Stock of the Company, par value $0.001 per share (the “Series AA Preferred Stock”), with proceeds to the Company of $3,000,000, which were used to pay down debt, reduce headcount, and for operational purposes. The Company completed the sale of the second tranche by issuing 1,500,000 Series AAA Convertible Redeemable Preferred Stock of the Company (the “Series AAA Preferred Stock”) for additional proceeds of $3,000,000 on March 31, 2026. The terms of the Series AAA Preferred Stock are substantially similar to the terms of the Series AA Preferred Stock, except that the Series AAA Preferred Stock are redeemable at a price of $200 per share, and each share of Series AA Preferred Stock is initially convertible into 14 shares of common stock whereas each share of Series AAA Preferred Stock is initially convertible into 250 shares of common stock (subject to adjustment as provided in the Series AAA certificate of designations). Immediately upon issuance, holders of (i) an aggregate of 410,000 shares of AA Preferred Stock converted into an aggregate of 5,740,000 shares of our common stock, and (ii) an aggregate of 1,122,609 shares of the Series AAA Preferred Stock converted into an aggregate of 280,652,250 shares of our common stock, of which an aggregate of 109,009,250 shares are being registered for resale under the Registration Statement on Form S-3 of which this prospectus forms a part.

Products

Sow Good sells freeze-dried candy and snack products through a distributor. The freeze drying process removes up to 99% of moisture from products in their frozen state through the application of low heat in a near-vacuum environment, concentrating flavor and producing a uniquely crunchy texture with a long shelf life and natural preservation characteristics.

Corporate Information

The registrant was initially incorporated in Delaware in April 2010 and became a publicly traded company when its shares began trading on July 1, 2010. Prior to April 2, 2012, the Company name was Ante5, Inc., which became an independent company in April 2010. From October 2010 through August 2019, the Company was engaged in the business of acquiring oil and gas leases and participated in the drilling of wells under the name Black Ridge Oil & Gas, Inc. In December 2012, the Company reincorporated in Nevada. Effective January 21, 2021, the Company changed its name from Black Ridge Oil & Gas, Inc. to Sow Good Inc. to pursue the freeze dried fruits and vegetables business as acquired with its October 1, 2020 acquisition of S-FDF, LLC. On May 5, 2021, the Company announced the launch of its freeze dried consumer packaged goods food brand, Sow Good. Effective February 15, 2024, the Company reincorporated to the State of Delaware from the State of Nevada pursuant to a plan of conversion. Our principal executive offices are located at 1440 N Union Bower Rd, Irving, TX 75061 and our telephone number is (214) 623-6055. Our web site address is www.thisissowgood.com.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. When determining whether to invest, you should also refer to the other information contained or incorporated in this prospectus and in the applicable prospectus supplement and any applicable free writing prospectus.

USE OF PROCEEDS

All of the shares of our common stock offered by the selling stockholders pursuant to this prospectus, as described in the section entitled “Selling Stockholders” will be sold for their respective accounts. We will not receive any proceeds from the sale or other disposition of shares of our common stock held by the selling stockholders and offered hereby.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes unless otherwise set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation and amended and restated bylaws, each of which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

Our Articles of Incorporation authorize us to issue up to 1,020,000,000 shares of capital stock, consisting of 1,000,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share, of which 300,801,347 shares of common stock and 1,467,391 shares of preferred stock were issued and outstanding as of March 31, 2026. Our Articles of Incorporation provide that the affirmative vote of the holders of a majority of the then-outstanding shares of common stock is required to increase or decrease number of authorized shares, as described below.

Common Stock

Holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Our holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends as may be declared by our Board of Directors (the “Board”) out of funds legally available therefor, which may be paid in cash, property, or in shares of the Company’s capital stock. Upon liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of common stock are entitled to receive their ratable share of the net assets of the Company legally available for distribution after payment of all debts and other liabilities. There are no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Dividends

We have not declared or paid any dividends on our common stock since our inception and do not anticipate paying dividends for the foreseeable future. The payment of dividends will be subject to the discretion of our Board and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board, based upon the board’s assessment of our financial condition and performance, earnings, need for funds, capital requirements, prior claims of preferred stock to the extent issued and outstanding, and other factors, including income tax consequences, restrictions and applicable laws. There can be no assurance, therefore, that any dividends on our common stock will ever be paid.

Preferred Stock

Series AA Convertible Non-Redeemable Preferred Stock

Designation and Authorized Shares

The Series AA Convertible Non-Redeemable Preferred Stock (the “Series AA Preferred Stock”) consists of 1,500,000 authorized shares, par value $0.001 per share. As of March 31, 2026, there are 1,090,000 shares of Series AA Preferred Stock outstanding. Each share has a stated value of $2.00 (the “Stated Value”), subject to adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event.

Any shares of Series AA Preferred Stock converted, redeemed, purchased, or otherwise acquired by the Company shall automatically be retired and canceled promptly after acquisition, become authorized but unissued shares of Preferred Stock, and may not be reissued as shares of Series AA Preferred Stock. Such shares may, however, be reissued as part of a new series of any class or series of Preferred Stock in accordance with the Certificate of Incorporation.

Dividend Rights

Holders of the Series AA Preferred Stock are entitled to receive “Participating Dividends” if the Board declares a dividend or other distribution payable upon the outstanding shares of common stock (whether in cash, in kind, or in other securities or property, other than dividends payable in shares of common stock), holders of outstanding Series AA Preferred Stock shall be entitled to receive the amount of dividends as would be payable in respect of the number of shares of common stock into which the Series AA Preferred Stock could be converted, without regard to any restrictions on conversion, with such number determined as of the record date for the common stock dividend (or, if no such record date is established, as of the date of such dividend). Participating Dividends are payable at the same time as and when dividends on the common stock are paid to common stock holders.

There are no stated fixed or cumulative dividend rights. Dividends on the Series AA Preferred Stock are contingent on the Board declaring dividends on the common stock.

Voting Rights

Until the Series AA Preferred Stock becomes convertible pursuant to Section 6 of the Certificate of Designations, or except as otherwise required by the DGCL or other applicable law or as provided in the Certificate of Designations, holders of Series AA Preferred Stock are not entitled to vote (or render written consents) on any matter submitted to a vote of the holders of common stock.

However, so long as any shares of Series AA Preferred Stock are outstanding, the Company may not, without first obtaining the approval of the holders of a majority of the then-outstanding shares of Series AA Preferred Stock (the “Requisite Holders”): (i) alter, repeal, or change the powers, preferences, or rights of the Series AA Preferred Stock, or amend the Certificate of Designations in a manner that adversely affects the Series AA Preferred Stock; (ii) supplement, amend, restate, repeal, or waive any provision of the Certificate of Incorporation or Bylaws, or file any certificate of amendment or certificate of designation, if such action would adversely alter or change the preferences, rights, privileges, or powers of the Series AA Preferred Stock (whether by amendment, merger, consolidation, recapitalization, reclassification, conversion, or otherwise); (iii) increase or decrease (other than by conversion) the number of authorized shares of Series AA Preferred Stock; or (iv) enter into any agreement with respect to any of the foregoing.

Liquidation Rights

The Series AA Preferred Stock ranks (i) senior to all common stock; (ii) senior to any class or series of capital stock hereafter created and expressly ranking junior to the Series AA Preferred Stock (“Junior Securities”); and (iii) on parity with any class or series of capital stock hereafter created and expressly ranking on parity with the Series AA Preferred Stock (“Parity Securities”), in each case as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (each, a “Dissolution”).

Upon a Dissolution, each holder of Series AA Preferred Stock is entitled to receive, prior and in preference to any distributions to holders of common stock and Junior Securities, and pari passu with any distribution to holders of Parity Securities, an amount per share equal to the greater of: (i) the Stated Value, plus any dividends declared but unpaid on such share, or (ii) such amount per share as would have been payable had all shares of Series AA Preferred Stock been converted into common stock (without regard to any restrictions on conversion) immediately prior to such Dissolution. If the Company’s assets are insufficient to pay such amounts in full, holders of Series AA Preferred Stock and Parity Securities shall share in the available assets pro rata in proportion to the respective amounts otherwise payable on their shares.

For the avoidance of doubt, a change in control, merger, consolidation, or sale of all or substantially all of the Company’s assets shall not, in and of itself, constitute a Dissolution.

Conversion Rights

Each holder of Series AA Preferred Stock has the right, at its option, at any time and from time to time, after (A) stockholder approval of an increase in the number of authorized shares of common stock sufficient to permit full conversion of the Series AA Preferred Stock and any outstanding Series AAA Preferred Stock and (B) stockholder approval of the conversion itself in accordance with Nasdaq listing rules (collectively, the “Stockholder Approvals”), and after the Company files a corresponding amendment to its Certificate of Incorporation (the “Charter Amendment”), to convert all or any portion of its shares of Series AA Preferred Stock into fully paid and non-assessable shares of common stock. The number of shares of common stock issuable upon conversion equals the Stated Value divided by the Conversion Price in effect at the time of conversion. The initial Conversion Price is $0.14286 per share, subject to adjustment.

Fractional shares of common stock will not be issued upon conversion. In lieu of any fractional share, the Company shall pay a cash adjustment equal to such fraction multiplied by the Conversion Price.

Conversion Price Adjustments: The Conversion Price is subject to adjustment in the following circumstances:

●	Stock subdivisions: If the number of shares of common stock outstanding is increased by a stock split or subdivision, the Conversion Price shall be proportionately decreased so that the number of shares issuable upon conversion increases proportionately.

●	Stock combinations: If the number of outstanding shares of common stock is decreased by a combination, the Conversion Price shall be proportionately increased.

●	Stock dividends: If the Company pays a dividend in additional shares of common stock, the Conversion Price shall be decreased by multiplying it by a fraction, the numerator of which is the number of shares outstanding before such event and the denominator of which is the number of shares outstanding after giving effect to such dividend.

●	Reorganization, reclassification, merger, or consolidation: Provision shall be made so that holders of Series AA Preferred Stock receive upon conversion the kind and amount of stock, cash, or other property they would have received had they converted immediately prior to such event.

Following receipt of the Stockholder Approvals and filing of the Charter Amendment, the Company is required to reserve and keep available, free from preemptive rights, sufficient authorized but unissued shares of common stock (or common stock held in treasury) to permit conversion of all outstanding shares of Series AA Preferred Stock.

The Company is responsible for paying all original issuance, transfer, stamp, and similar taxes arising on conversion, except for any taxes payable by reason of a transfer of the common stock to a person other than the holder of the Series AA Preferred Stock being converted.

Redemption Rights

The Series AA Preferred Stock is designated as non-redeemable. The Certificate of Designations does not provide for any optional or mandatory redemption by the Company, nor any holder retraction right.

Preemptive Rights

The Company is required to reserve shares of common stock for issuance upon conversion free from preemptive rights. The Certificate of Designations does not otherwise provide any preemptive rights to holders of the Series AA Preferred Stock.

Waiver

Any provision of the Certificate of Designations may be waived on behalf of all holders of Series AA Preferred Stock by the affirmative written consent or vote of the Requisite Holders (i.e., holders of a majority of the then-outstanding shares of Series AA Preferred Stock).

Series AAA Convertible Redeemable Preferred Stock

Designation and Authorized Shares

The Series AAA Convertible Redeemable Preferred Stock (the “Series AAA Preferred Stock”) has a par value of $0.001 per share and consists of 1,500,000 authorized shares, par value $0.001 per share. As of March 31, 2026, there are 377,391 shares of Series AAA Preferred Stock outstanding.

Each share has a stated value of $2.00 per share (the “Stated Value”), subject to adjustment in the event of any stock dividend, stock split, combination, reorganization, recapitalization, reclassification, or other similar event.

Any shares of Series AAA Preferred Stock converted, redeemed, purchased, or otherwise acquired by the Company shall automatically be retired and canceled promptly after acquisition, become authorized but unissued shares of Preferred Stock, and may not be reissued as shares of Series AAA Preferred Stock. Such shares may, however, be reissued as part of a new series of any class or series of Preferred Stock in accordance with the Certificate of Incorporation.

Dividend Rights

Holders of the Series AAA Preferred Stock are entitled to receive “Participating Dividends” — that is, if the Board declares a dividend or other distribution payable upon the outstanding shares of common stock (whether in cash, in kind, or in other securities or property, other than dividends payable in shares of common stock), holders of the then-outstanding shares of Series AAA Preferred Stock shall be entitled to receive the amount of dividends as would be payable in respect of the number of shares of common stock into which the Series AAA Preferred Stock could be converted, without regard to any restrictions on conversion, with such number determined as of the record date for the common stock dividend (or, if no such record date is established, as of the date of such dividend). Participating Dividends are payable at the same time as and when dividends on the common stock are paid.

There are no stated fixed or cumulative dividend rights. Dividends on the Series AAA Preferred Stock are contingent on the Board declaring dividends on the common stock.

Voting Rights

Until the Series AAA Preferred Stock becomes convertible pursuant to Section 6 of the Certificate of Designations, or except as otherwise required by the DGCL or other applicable law or as provided in the Certificate of Designations, holders of Series AAA Preferred Stock are not entitled to vote (or render written consents) on any matter submitted to a vote of the holders of common stock.

However, so long as any shares of Series AAA Preferred Stock are outstanding, the Company may not, without first obtaining the approval of the holders of a majority of the then-outstanding shares of Series AAA Preferred Stock (the “Requisite Holders”): (i) alter, repeal, or change the powers, preferences, or rights of the Series AAA Preferred Stock, or amend the Certificate of Designations in a manner that adversely affects the Series AAA Preferred Stock; (ii) supplement, amend, restate, repeal, or waive any provision of the Certificate of Incorporation or Bylaws, or file any certificate of amendment or certificate of designation, if such action would adversely alter or change the preferences, rights, privileges, or powers of the Series AAA Preferred Stock (whether by amendment, merger, consolidation, recapitalization, reclassification, conversion, or otherwise); (iii) increase or decrease (other than by conversion) the number of authorized shares of Series AAA Preferred Stock; or (iv) enter into any agreement with respect to any of the foregoing.

Liquidation Rights

The Series AAA Preferred Stock ranks (i) senior to all common stock; (ii) senior to any class or series of capital stock hereafter created and expressly ranking junior to the Series AAA Preferred Stock (“Junior Securities”); and (iii) on parity with any class or series of capital stock hereafter created and expressly ranking on parity with the Series AAA Preferred Stock (“Parity Securities”), in each case as to distributions of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (each, a “Dissolution”).

Upon a Dissolution, each holder of Series AAA Preferred Stock is entitled to receive, prior and in preference to any distributions to holders of common stock and Junior Securities, and pari passu with any distribution to holders of Parity Securities, an amount per share equal to the greater of: (i) the Stated Value, plus any dividends declared but unpaid on such share, or (ii) such amount per share as would have been payable had all shares of Series AAA Preferred Stock been converted into common stock (without regard to any restrictions on conversion) immediately prior to such Dissolution. If the Company’s assets are insufficient to pay such amounts in full, holders of Series AAA Preferred Stock and Parity Securities shall share in the available assets pro rata in proportion to the respective amounts otherwise payable on their shares.

For the avoidance of doubt, a change in control, merger, consolidation, or sale of all or substantially all of the Company’s assets shall not, in and of itself, constitute a Dissolution.

Conversion Rights

Each holder of Series AAA Preferred Stock has the right, at its option, at any time and from time to time, after (A) stockholder approval of an increase in the number of authorized shares of common stock sufficient to permit full conversion of the Series AAA Preferred Stock and any outstanding Series AA Preferred Stock and (B) stockholder approval of the conversion itself in accordance with Nasdaq listing rules (collectively, the “Stockholder Approvals”), and after the Company files a corresponding Charter Amendment, to convert all or any portion of its shares of Series AAA Preferred Stock into fully paid and non-assessable shares of common stock. The number of shares of common stock issuable upon conversion equals the Stated Value divided by the Conversion Price in effect at the time of conversion.

The Conversion Price is subject to adjustment from time to time in accordance with the Certificate of Designations. The initial Conversion Price is The initial Conversion Price is $0.008 per share, subject to adjustment.

Fractional shares of common stock will not be issued upon conversion. In lieu of any fractional share, the Company shall pay a cash adjustment equal to such fraction multiplied by the Conversion Price.

Beneficial Ownership Limitation: Notwithstanding the general conversion right, the Company shall not effect, and no holder shall have the right to effect, any conversion of Series AAA Preferred Stock to the extent that, after giving effect to such conversion, the holder (together with any affiliate and any other person acting as a group with the holder or its affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). The Board may waive or increase the Beneficial Ownership Limitation with respect to any holder at any time in its sole discretion.

Conversion Price Adjustments: The Conversion Price is subject to adjustment in the following circumstances:

●	Stock subdivisions: If the number of shares of common stock outstanding is increased by a stock split or subdivision, the Conversion Price shall be proportionately decreased so that the number of shares issuable upon conversion increases proportionately.

●	Stock combinations: If the number of outstanding shares of common stock is decreased by a combination, the Conversion Price shall be proportionately increased.

●	Stock dividends: If the Company pays a dividend in additional shares of common stock, the Conversion Price shall be decreased by multiplying it by a fraction, the numerator of which is the number of shares outstanding before such event and the denominator of which is the number of shares outstanding after giving effect to such dividend.

●	Reorganization, reclassification, merger, or consolidation: Provision shall be made so that holders of Series AAA Preferred Stock receive upon conversion the kind and amount of stock, cash, or other property they would have received had they converted immediately prior to such event.

Following receipt of the Stockholder Approvals and filing of the Charter Amendment, the Company is required to reserve and keep available, free from preemptive rights, sufficient authorized but unissued shares of common stock (or common stock held in treasury) to permit conversion of all outstanding shares of Series AAA Preferred Stock.

The Company is responsible for paying all original issuance, transfer, stamp, and similar taxes arising on conversion, except for any taxes payable by reason of a transfer of the common stock to a person other than the holder of the Series AAA Preferred Stock being converted.

Redemption Rights

The Series AAA Preferred Stock is subject to both optional Company redemption and a holder retraction right.

Company’s Optional Redemption: The “Redemption Price” is defined as $200.00 per share of Series AAA Preferred Stock (subject to adjustment for stock dividends, stock splits, combinations, reorganizations, recapitalizations, reclassifications, or similar events), plus any declared but unpaid dividends. Subject to Section 160 of the DGCL and the availability of legally available funds, the Company may, at any time, redeem all or any portion of the outstanding shares of Series AAA Preferred Stock at the Redemption Price upon not less than ten (10) Business Days’ prior written notice to the holders.

Holder Retraction Right: At any time on or after the issuance date of the Series AAA Preferred Stock, any holder may require the Company to redeem all or any portion of such holder’s shares of Series AAA Preferred Stock at the Redemption Price by delivering written notice to the Company.

Payment Mechanics: The Redemption Price is payable in cash; provided that the holder may elect, to the extent permitted by the DGCL and applicable stock exchange rules, to satisfy the Redemption Price in shares of common stock valued at the volume-weighted average price over the sixty (60) Trading Days immediately preceding the redemption date.

Effect of Redemption: Upon payment of the Redemption Price, the redeemed shares shall be cancelled, retired, and shall not be reissued.

As noted above, the Redemption Price is $200.00 per share (subject to adjustment for stock dividends, splits, combinations, and similar events), plus any declared but unpaid dividends.

Preemptive Rights

The Company is required to reserve shares of common stock for issuance upon conversion free from preemptive rights. The Certificate of Designations does not otherwise provide any preemptive rights to holders of the Series AAA Preferred Stock.

Waiver

Any provision of the Certificate of Designations may be waived on behalf of all holders of Series AAA Preferred Stock by the affirmative written consent or vote of the Requisite Holders (i.e., holders of a majority of the then-outstanding shares of Series AAA Preferred Stock).

Number of Directors; Vacancies; Removal

Our Amended and Restated Bylaws (the “Bylaws”) provide that only our Board may increase or decrease the number of directors. Any vacancy on the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until the next annual election and until his successor is duly elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a special meeting of stockholders called for that purpose. A director chosen to fill a position resulting from an increase in the number of directors shall hold office only until the next election of directors by the stockholder.

Our Bylaws provide that any director or directors of the corporation may be removed from office at any time, but only for cause and by the vote or written consent of stockholders representing not less than a majority of the issued and outstanding capital stock entitled to voting power.

Authorized Shares

The affirmative vote of the holders of a majority of the then-outstanding shares of common stock is required to increase or decrease the aggregate number of shares or the number of shares of any class we have authority to issue. Issuance of such a new class or series could, depending upon the terms of the class or series, delay, defer, or prevent a change of control of the Company.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws contain advance notice provisions that a stockholder must follow if it intends to bring business proposals or director nominations, as applicable, before a meeting of stockholders. These provisions may preclude our stockholders from bringing matters before the annual meeting of stockholders or from making nominations at the annual meeting of stockholders.

No Cumulative Voting

Holders of our common shares do not have cumulative voting rights in the election of directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our common shares to elect any directors to our Board.

Anti-Takeover Provisions

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. A special meeting of stockholders may only be called by the Chairman of the Board, the Chief Executive Officer or the Executive Chairman of the Company or a majority of our Board. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. Our Certificate of Incorporation and Bylaws grant the Board the power to adopt, amend or repeal the Bylaws.

The foregoing provisions will make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to: facilitate our continued product innovation and the risk-taking that it requires; permit us to continue to prioritize our long-term goals rather than short-term results; and enhance the likelihood of continued stability in the composition of our board of directors and its policies. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition attempt and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Choice of Forum

Our Articles of Incorporation provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any stockholder (including a beneficial owner of stock) to bring: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of, or claim based on, breach of a fiduciary duty owed by any of our directors, officers, employees, agents or stockholders to us or to our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, the Charter or the Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of the Charter or Bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine. Our Charter also provides the, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any claims for which federal courts have exclusive jurisdiction.

Limitations on Liability and Indemnification of Officers and Directors

Our Articles of Incorporation provide that no director or officer will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

●	any breach of the director’s duty of loyalty to our company or our stockholders;

●	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

●	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our Bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer or trustee. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer.

Trading Symbol and Market

Our common stock is quoted on the Nasdaq Capital Market under the symbol “SOWG.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and the trustee named therein. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “SOWG,” “we,” “our” or “us” refer to Sow Good Inc.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal of the securities of the series is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities” below.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than SOWG) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or PROS and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of PROS; or

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1).

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the date, if any, on and after which the warrants and the related preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States Federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

●	exercise any rights as shareholders of Sow Good.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an event of default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We are registering the offer, issuance and sale by us of up to $1,000,000,000 in the aggregate of the securities identified herein from time to time in one or more offerings, and the offer and resale from time to time by the selling stockholders, or their permitted transferees, of up to 109,009,250 shares.

We will receive proceeds from the issuance and sale of our common stock, preferred stock, debt securities, warrants or units. We will pay any underwriting discounts and commissions and expenses incurred by us in connection with the sale of securities by us.

We will not receive any of the proceeds from the sale of the shares by the selling stockholders. The aggregate proceeds to the selling stockholders will be the purchase price of the shares less any discounts and commissions borne by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Capital Market listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities to be offered and sold by us covered by this prospectus may be offered and sold from time to time. The shares beneficially owned by the selling stockholders covered by this prospectus may be offered and sold from time to time by the selling stockholders. The term “selling stockholders” includes their permitted transferees who later come to hold any of the selling stockholders interest in the common stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such selling stockholders’ shares, if any. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. We and each selling stockholders reserves the right to accept and, together with our and its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. We, the selling stockholders and any of their permitted transferees may sell the securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

We or, subject to the limitations set forth in any applicable registration rights agreement, the selling stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the Nasdaq;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices;

●	at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	distribution to employees, members, limited partners or securityholders of the selling stockholders;

●	by pledge to secure debts and other obligations;

●	delayed delivery requirements;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

There can be no assurance that we or the selling stockholders will sell all or any of the securities offered by this prospectus. In addition, we and the selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. We and the selling stockholders, as applicable, have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if we or they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

With respect to a particular offering of the securities by us or of shares held by the selling stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the selling stockholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from us or the selling stockholders.

In connection with distributions of the shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities offered pursuant to this prospectus, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

We and the selling stockholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our common stock is listed on the Nasdaq under the symbol “SOWG.”

We and the selling stockholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholders pay for solicitation of these contracts.

A selling stockholder may enter into derivative transactions with third parties, or sell shares not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of common stock, and may use shares received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling stockholder may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by us or the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the selling stockholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any broker-dealer or agent regarding the sale of the shares by the selling stockholders. Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, we, the selling stockholders and any underwriters, broker-dealers or agents who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling stockholders, may have banking, lending or other relationships with us or perform services for us or the selling stockholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the selling stockholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders is in an amount of up to 103,269,250 shares. For additional information regarding the issuances of the shares of Preferred Stock, see “Prospectus Summary – Recent Strategic Transactions” above. We are registering the shares of common stock in order to permit the selling stockholders, and their permitted assigns, to offer the shares for resale from time to time. Except as described below under “Relationships with the Selling Stockholders,” the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholders, based on its ownership of our securities as of March 31, 2026. The third column lists the shares of common stock being offered by this prospectus by the selling stockholders. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The percentages below are based on 300,801,347 shares of common stock outstanding as of March 31, 2026. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders as of the date of this prospectus. The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares or other securities since the date on which the information in the table below is presented. Information about the selling stockholders may change over time.

Name of Selling Stockholder	Number of shares of common stock beneficially owned prior to offering	Maximum number of shares of common stock to be sold pursuant to this Prospectus	Number of shares of common stock beneficially owned after offering	Percentage of common stock owned after offering
StyleCue LLC(1)	14,752,750	14,752,750	-	-
Epix Core LLC(2)	14,752,750	14,752,750	-	-
Yaakov Weinfeld(3)	14,752,750	14,752,750	-	-
10152300 MANITOBA LTD(4)	14,752,750	14,752,750	-	-
BNH 2020 LLC(5)	14,752,750	14,752,750	-	-
GKF Corporation(6)	14,752,750	14,752,750	-	-
Carroll Ventures LLC(7)	14,752,750	14,752,750	-	-
David Lazar(8)	21,000,000	5,740,000	15,260,000	1.9%

(1)	The address for StyleCue LLC is 8 The Green, STE A, Dover DE 19901. Menchem Wagner is the managing member of StyleCue LLC, and thereby the shares beneficially owned by StyleCue LLC may also be deemed to be beneficially owned by Menchem Wagner.
(2)	The address for Epix Core LLC is 30 N Gould St Ste R, Sheridan, WY 82801. Moshe Labkowski is the managing member of Epix Core LLC, and thereby the shares beneficially owned by Epix Core LLC may also be deemed to be beneficially owned by Moshe Labkowski.
(3)	The business address for Yaakov Weinfeld is 1553 Carroll St., Brooklyn NY 11213.
(4)	The address for 10152300 Manitoba Ltd. is 30th Floor, 360 Main St., Winnipeg MB R3C 4G1. Shimmy Posen is the President of 10152300 Manitoba Ltd., and thereby the shares beneficially owned by 10152300 Manitoba Ltd. may also be deemed to be beneficially owned by Shimmy Posen.
(5)	The address for BNH 2020 LLC is 478 Albany Ave., Suite 180, Brooklyn NY 11213. Israel Benchemhoun is the managing member of BNH 2020 LLC, and thereby the shares beneficially owned by BNH 2020 LLC may also be deemed to be beneficially owned by Israel Benchemhoun.
(6)	The address for GFK Corporation is 1942 Broadway St., Suite 314C, Boulder, CO 80302. Menachem Baras is a Director with investment authority of GFK Corporation, and thereby the shares beneficially owned by GFK Corporation may also be deemed to be beneficially owned by Menachem Baras.
(7)	The address for Carroll Ventures LLC is 1013 Centre Rd., Suite 403-A, Wilmington, DE 19805. Pincus Kievman is the Principal with investment authority of Carroll Ventures LLC and thereby the shares beneficially owned by Carroll Ventures LLC may also be deemed to be beneficially owned by Pincus Kievman.
(8)	The business address for David Lazar is PH The Towers, Tower 100, Apt 44, Winston Churchill, Panama City, Panama. 07196.

Relationships with the Selling Stockholders

On December 31, 2025, David Lazar, our former Chief Executive Officer and Chairman of the Board of Directors, purchased an aggregate of 1,500,000 shares of Series AA Preferred Stock and the right to purchase shares of Series AAA Preferred Stock in the Private Placement, which such rights were subsequently transferred to 1001471465 Ontario Inc., which was subsequently assigned to AK Holdings Group Inc., a Panamanian company (“AK Holdings”) on March 24, 2026. AK Holdings subsequently transferred the rights to a number of investors, including the selling stockholders. As of the date of this prospectus, Mr. Lazar remains a director of the Company’s Board of Directors.

LEGAL MATTERS

White & Case, LLP, New York, New York, will pass upon the validity of the shares of common stock offered hereby.

EXPERTS

The audited financial statements of Sow Good Inc. as of December 31, 2025 and 2024 appearing in this prospectus and registration statement have been audited by Urish Popeck & Co., LLC, an independent registered public accounting firm, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

SOW GOOD INC.

Up to $100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Craft Capital Management LLC

April 13, 2026